DEAN HELLER	FILED # C15297-04
Secretary of State	JUN 08 2004
206 North Carson Street	In the office of
Carson City, NV 89701-4299	/s/ Dean Heller
(775) 684 5708	DEAN HELLER SECRETARY OF STATE

Website: secretaryofstate.biz

Articles of Incorporation

(Pursuant to NRS 78)

1.	Name of Corporation: RxBIDS

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served).

Name:	MACK BRADLEY

9050 W. WARM SPRINGS RD. # 12-2129 LAS VEGAS NEVADA			89148
Street Address	City	State	Zip Code

Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)

Number of shares with par value: 75,000                                        Par Value: $0.01

Number of shares without par value:

4.	Name & Addresses of Board of Directors/Trustees:

1. Name: MACK BRADLEY

9050 W. WARM SPRINGS RD. # 12-2129 LAS VEGAS		NEVADA	89148
Street Address	City	State	Zip Code

2. TRAVIS IVERSON

2001 3RD STREET # 1 RIVERSIDE		CA	92507
Street Address	City	State	Zip Code

3. Name:

Street Address	City	State	Zip Code

5.	Purpose: The purpose of this Corporation shall be:
ANY LAWFUL ACTIVITY

6.	Name, Address and Signature of Incorporator:
Name: MACK BRADLEY	Signature_/S/ Mack Bradley
9050 W. WARM SPRINGS RD. # 12-2129 LAS VEGAS NEVADA			89148
Street Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:

I hereby accept appointment as Resident Agent for the above named corporation

/S/ Mack Bradley	06/07/04
Authorized Signature of R.A. or on behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule.